UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 19, 2017
NEXEO SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36477	46-5188282
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

3 Waterway Square Place, Suite 1000
The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (281) 297-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Agreement

On December 19, 2017, Nexeo Solutions, Inc. (the “Company”) announced that Nexeo Solutions Holdings, LLC (“Holdings”), Nexeo Solutions, LLC (“Solutions”), Nexeo Solutions Sub Holding Corp. (“Sub Holding”) and certain subsidiaries of Solutions entered into a second amendment with Bank of America, N.A., as administrative agent and collateral agent (the “TLB Agent”), and the lenders party thereto (“TLB Amendment No. 2”), which amends that certain Credit Agreement, dated as of June 9 (as amended on March 22, 2017 by that certain Amendment No. 1, the “TLB Credit Agreement”, and as further amended by TLB Amendment No. 2, the “Amended TLB Credit Agreement”), by and among Holdings, Solutions, Sub Holding, the TLB Agent, and the lenders from time to time party thereto.

Pursuant to TLB Amendment No. 2, among other things, the interest rate margin applicable to Solutions’ outstanding term loans was reduced by 50 basis points, from 3.75% to 3.25%, for LIBOR loans, and from 2.75% to 2.25%, for base rate loans.

The Amended TLB Loan Credit Agreement also provides for a soft call prepayment premium applicable to certain repricing transactions involving the outstanding term loans. The soft call premium equals 1% of the amount of the term loans that are subject to certain repricing transactions occurring on or prior to the date that is twelve months after December 19, 2017.

The lenders and the agents (and each of their respective subsidiaries or affiliates) under the Amended TLB Loan Credit Agreement have in the past provided, and may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, Solutions and its affiliates. These parties have received, and may in the future receive, customary compensation from Solutions and its affiliates for such services.

The foregoing description of TLB Amendment No. 2 and the Amended TLB Credit Agreement is a general description and is qualified in its entirety by reference to the full text of TLB Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release issued by the Company on December 19, 2017 relating to TLB Amendment No. 2 is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT	DESCRIPTION

10.1
Amendment No. 2, dated December 19, 2017, among Nexeo Solutions Holdings, LLC, Nexeo Solutions, LLC, Nexeo Solutions Sub Holding Corp., the other loan parties identified therein, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

99.1	Press release issued by the Company on December 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS, INC

	By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr.
Executive Vice President and Chief Administrative Officer

Dated: December 19, 2017

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1
Amendment No. 2, dated December 19, 2017, among Nexeo Solutions Holdings, LLC, Nexeo Solutions, LLC, Nexeo Solutions Sub Holding Corp., the other loan parties identified therein, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto.

99.1	Press release issued by the Company on December 19, 2017